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                         EXPENSE LIMITATION AGREEMENT

     This EXPENSE LIMITATION AGREEMENT is made as of the 31/st/ day of OCTOBER, 1999 by and between MORGAN GRENFELL INVESTMENT TRUST, a Delaware business trust (the "Trust"), DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LTD., a United Kingdom corporation (the "Adviser") and DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the "Administrator"), with respect to the following:

     WHEREAS, the Adviser serves as Investment Adviser to the Trust's series set forth on Exhibit A pursuant to a Management Contract dated January 3, 1994 and an Investment Management Contract dated January 30, 1998, and the Administrator serves as the Trust's Administrator pursuant to an Administration Agreement dated August 27, 1998 (collectively, the "Agreements").

     NOW, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. The Adviser and Administrator agree to waive their fees and reimburse expenses for the period from October 31, 1999 to March 1, 2001 to the extent necessary so that the total annual operating expenses for each of the Trust's series set forth on Exhibit A (each a "Fund") do not exceed the percentage of average daily net assets set forth on Exhibit A.

     2. Upon the termination of any of the Agreements, this Agreement shall automatically terminate.

     3. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended (the "1940 Act") shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Delaware.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

                                                 MORGAN GRENFELL INVESTMENT
                                                 TRUST

Attest: /s/ Amy M. Olmert                        By: /s/ Daniel O. Hirsch
Name:   Amy M. Olmert                                Name: Daniel O. Hirsch
                                                     Title: Secretary

                                                 DEUTSCHE ASSET MANAGEMENT, INC.

Attest: /s/ Amy M. Olmert                        By: /s/ Richard Goldman
Name:   Amy M. Olmert                                Name: Richard Goldman
                                                     Title: Managing Director

                                                 DEUTSCHE ASSET MANAGEMENT
                                                 INVESTMENT SERVICES LTD.

Attest: /s/ Amy M. Olmert                        By: /s/ Neil Jenkins
Name:   Amy M. Olmert                                Name: Neil Jenkins
                                                     Title: Chief Executive
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                                   Exhibit A

                                                   Total Fund Operating Expenses
Fund                                               (as a percentage of average
----                                               ---------------------------
                                                   daily net assets)
                                                   -----------------

International Select Equity - Investment Class            1.50%
International Select Equity -- Institutional Class        1.25%
International Select Equity - Premier Class               0.90%
European Equity - Investment Class                        1.50%
European Equity - Institutional Class                     1.25%
Emerging Markets Equity - Investment Class                1.50%
Emerging Markets Equity - Institutional Class             1.25%
Core Global Fixed Income - Investment Class               0.80%
Core Global Fixed Income - Institutional Class            0.55%
Global Fixed Income - Investment Class                    0.85%
Global Fixed Income - Institutional Class                 0.60%
International Fixed Income - Investment Class             0.80%
International Fixed Income - Institutional Class          0.55%
Emerging Markets Debt - Institutional Class               1.00%
International Small Cap Equity - Investment Class         1.50%
International Small Cap Equity - Institutional Class      1.25%